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Exhibit 8.2

August 8, 2008	Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606-4637
Main Tel (312) 782-0600 Main Fax (312) 701-7711 www.mayerbrown.com

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08 Bermuda

  Re:
  Registration Statement on Form S-3

Dear Ladies/Gentlemen:

        We have represented Assured Guaranty Ltd., a Bermuda company ("AGO Bermuda"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-3 (the "Registration Statement") relating to common shares, par value $0.01 per share (the "Common Shares"), of AGO Bermuda to be sold by selling shareholders. With respect thereto, we have considered the material U.S. federal income tax considerations relating to AGO Bermuda and the ownership of the Common Shares by investors who acquire such shares in the offering. Specifically, in connection therewith, you have requested our opinion regarding the discussion of the material U.S. federal income tax considerations under the headings "Material Tax Considerations" in the Registration Statement and certain matters expressly set forth in such discussion relating to "passive foreign investment company" ("PFIC") issues.

        In rendering the opinions expressed herein, we have examined and relied upon such documents, corporate records, certificates of public officials and certificates as to factual matters executed by officers of AGO Bermuda as we have deemed necessary or appropriate, including the accuracy and completeness of the facts, information, covenants and representations contained in originals or copies, certified or otherwise identified to our satisfaction, the Registration Statement, AGO Bermuda's Bye-laws (the "Bye-laws"), Memorandum of Association (the "Memorandum") and Articles of Association (the "Articles"). In rendering the opinions expressed herein, we have assumed that (i) AGO Bermuda will comply with the provisions of its Bye-laws, Memorandum and Articles and (ii) the Registration Statement, the Bye-laws, the Memorandum and the Articles and such other documents and materials as we have considered reflect all the material facts relating to AGO Bermuda and its operations. Our opinion is conditioned upon, among other things, the initial and continuing accuracy and completeness of the facts, information, covenants and representations made by AGO Bermuda. Any change, inaccuracy or material omission in the foregoing could affect our conclusions stated herein.

        We have assumed the authenticity, accuracy and completeness of all documents, records and certificates submitted to us as originals, the conformity to the originals of all documents, records and certificates submitted to us as copies and the authenticity, accuracy and completeness of the originals of all documents, records and certificates submitted to us as copies. We have assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with which the opinions expressed herein are rendered.

        In rendering the opinions expressed herein, we have relied upon the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder by the U.S. Department of Treasury (the "Regulations"), pertinent judicial authorities, rulings of the Internal Revenue Service (the "IRS"), and such other authorities as we have considered relevant, in each case as in effect on the date hereof. It should be noted that such Code, the

Regulations, judicial decisions, administrative interpretations and other authorities are subject to change at any time, perhaps with retroactive effect. A material change in any of the materials or authorities upon which our opinion is based could affect our conclusions state herein.

        Based upon and subject to the foregoing and the qualifications set forth herein, we are of the opinion that, under current U.S. federal income tax law the discussion set forth in the Registration Statement under the heading "Material Tax Considerations" constitutes, in all material respects, a fair and accurate summary of the U.S. federal income tax considerations relating to AGO Bermuda and the ownership of the Common Shares by U.S. Persons that are not otherwise excepted in the Registration Statement and who acquire such shares in the offering.

        This opinion is being furnished in connection with the Registration Statement. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law. This opinion is for you benefit and is not to be use, circulated, quoted or otherwise referred to for any purpose, except that you may refer to this opinion in the Registration Statement. Investors should consult their own tax advisors as to the particular tax consequences to them of an investment in the Common Shares, including the effect and the applicability of state, local or foreign tax laws. Any variation or difference in any fact from those set forth, referenced or assumed either herein or in the Registration Statement may affect the conclusions stated herein. In addition, there can be no assurance that the IRS will not assert contrary positions.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
MAYER BROWN LLP

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  Exhibit 8.2